Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2013, related to the financial statements of Sociedad de Servicios Técnicos Geológicos Geotec Boyles Bros S.A. as of and for the year ended December 31, 2012 appearing as an exhibit to the Annual Report on Form 10-K of Layne Christensen Company and subsidiaries for the year ended January 31, 2015.

/s/ DELOITTE AUDITORES Y CONSULTORES LIMITADA

Santiago, Chile

June 23, 2015